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                                                                    EXHIBIT 99.1

                                 NEOLINEAR INC.
                             2004 STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN.

         The purpose of the Neolinear, Inc. 2004 Stock Option Plan (the "Plan") is to promote the interests of Neolinear, Inc. (the "Company"), its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The effective date of the Plan is February 3, 2004 ("Effective Date"). For purposes of this Plan, "subsidiary" shall mean any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of more than fifty percent (50%).

2.       ADMINISTRATION.

         (a) Subject to the following paragraph, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Committee of the Board (the "Committee"). If the Board appoints a Committee, such Committee shall be deemed to have been delegated the authority to administer the Plan (unless the Board determines otherwise), and shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

         (b) Any Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Security and Exchange Act of 1934 and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

3.       GRANTS.

         Grants under the Plan shall be in the form of non-qualified stock options ("Options").

4.       SHARES SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be subject to grants made under the Plan is 610,000 shares. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan.
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5.   PARTICIPANTS.

     The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options under the Plan and the number of shares of Common Stock to be covered by each such Option provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written agreement or grant form ("Grant Agreement") as the Board shall approve from time to time.

6.   FAIR MARKET VALUE.

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7.   GRANTS OF OPTIONS.

     (a) Exercise Price of Options. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board and in no event shall be less than 100% of the Fair Market Value of the Common Stock as of the date the Options are granted.

     (b)  Terms and Termination of Options.

          (1) The Board shall determine the term within which each Option may be exercised, in whole or in part.

          (2) Unless otherwise determined by the Board, all rights to exercise vested Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Agreement, (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 10; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company or a subsidiary due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise vested Options held by such participant shall terminate immediately.

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as of the date such participant ceases to be employed by or to provide services to the Company or a subsidiary. Unless otherwise determined by the Board, vesting of Options ceases immediately upon termination of employment for any reason, and any portion of an Option that has not vested on or before the date of such termination is forfeited on such date. For purposes of this Plan, unless otherwise determined by the Board, an individual who ceases to be employed by the Company or a subsidiary as the result of a business transaction (other than a Change of Control as defined in Section 10), including without limitation a sale of stock or assets, corporate reorganization, or spinoff, shall be deemed to have incurred a termination of employment under (ii) above without regard to whether such individual continues, following the closing of such transaction, to be employed by or to perform services for any successor entity or business.

          (3) As used in this Plan, the term "cause" shall mean (i) "cause" as defined in any applicable employment or services agreement between the Company and a participant for purposes of determining whether a termination of such agreement is for cause or (ii) in the absence of such agreement, a determination by the Board that the participant has engaged in fraudulent, disloyal, or criminal conduct injurious to the Company or any of its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information, or breach of any noncompetition or nonsolicitation covenant between the participant and the Company or a subsidiary.

     (c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at Fair Market Value of such shares on the date of exercise, (ii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; or
(iii) by any combination of such methods of payment. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

     (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, which will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

8.   ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

     The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

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9.       DEFINITION OF CHANGE OF CONTROL.

         For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

         (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

         (b) a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

         (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

10.      CONSEQUENCES OF A CHANGE OF CONTROL.

         (a) As determined in its discretion by the Board, upon a Change of Control, any or all of the following may occur with respect to any or all of the then-outstanding Options; (i) such Options shall be assumed by the Acquiring Corporation (as defined below) or parent thereof on terms approved by the Board or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights, in each case on terms approved by the Board (such assumed and comparable options and rights, together, the "Replacement Options"); (ii) all or a specified percentage of the outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control; (iii) in lieu of the issuance of Replacement Options, holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 10(a)) may be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe; or (iv) Options which are not exercised prior to the date specified in a notice to Participants in advance of the Change of Control shall be terminated. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be.

         (b) Any Options that are not assumed or replaced by Replacement Options, exercised, or cashed out prior to or concurrent with a Change of Control (including, without limitation, any Options that are not exercisable as of the effective date of the Change of Control) will terminate effective upon the Change of Control or at such other time as the Board deems appropriate, unless otherwise expressly provided in any applicable Grant Agreement.
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     (c)  Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no actions described in the Plan (including, without limitation, actions described in subsections (a) and (b) above) shall be taken if such action would make the Change of Control ineligible for desired accounting or tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

11.  TRANSFERABILITY OF OPTIONS.

     Unless otherwise determined by the Board, Options granted under the Plan shall not be transferable other than by will or the laws or descent and distribution and are exercisable during a participant's lifetime only by the participant.

12.  WITHHOLDING.

     The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the minimum required withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

13.  CONSTRUCTION OF THE PLAN.

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

14.  NO RIGHT TO GRANT; NO RIGHT TO EMPLOYMENT.

     No person shall have any claim of right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

15.  GRANTS NOT INCLUDABLE FOR BENEFIT PURPOSES.

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be specifically provided under the terms of such plans or determined by resolution of the Board.



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16.      NO STRICT CONSTRUCTION.

         No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

17.      CAPTIONS.

         All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

18.      SEVERABILITY.

         Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

19.      LEGENDS.

         All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as may be provided under the Plan or the applicable Grant Agreement or as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

20.      AMENDMENT.

         The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Section 8, 10 or 21.

21.      MODIFICATION FOR GRANTS OUTSIDE THE U.S.

         The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.
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22.  EFFECTIVE DATE; TERMINATION OF PLAN.

     The Plan's Effective Date is February 3, 2004. The Plan shall terminate on February 2, 2014, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.